UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2018

Energy Transfer Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Registrant’s telephone number, including area code: (214) 981-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement

On January 15, 2018, Energy Transfer Partners, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Energy Transfer Partners GP, L.P., the general partner of the Partnership (“ETP GP”), ETC Compression, LLC (“ETC” and, together with the Partnership and ETP GP, the “Contributors”), USA Compression Partners, LP (“USAC”) and, solely for certain purposes therein, Energy Transfer Equity, L.P. (“ETE”), pursuant to which, among other things, the Partnership will contribute to USAC and USAC will acquire from the Partnership all of the issued and outstanding membership interests of CDM Resource Management LLC (“CDM”) and CDM Environmental & Technical Services LLC (“CDM E&T” and, together with CDM, the “CDM Entities”) for aggregate consideration of approximately $1.7 billion (the “Consideration”). The Consideration consists of (i) 19,191,351 common units representing limited partner interests in USAC (“USAC Common Units”), with a value of approximately $335 million, (ii) 6,397,965 units of a newly authorized and established class of units representing limited partner interests in USAC (“Class B Units”), with a value of approximately $112 million and (iii) an amount in cash equal to $1.225 billion, subject to certain adjustments (collectively, the “Contribution”).    The Class B Units that the Partnership will receive will be a new class of partnership interests of USAC that will have substantially all of the rights and obligations of a USAC Common Unit, except the Class B Units will not participate in distributions made prior to the one year anniversary of the closing date of the Contribution Agreement (such date, the “Class B Conversion Date”) with respect to USAC Common Units. Following the Class B Conversion Date, each Class B Unit will automatically convert into one USAC Common Unit.

The Contribution Agreement contains customary representations, warranties and covenants by the parties, which are qualified by information in a confidential disclosure letter provided by the parties. The Contribution Agreement also contains customary pre-closing covenants, including the obligation of the CDM Entities and USAC to conduct their respective businesses in the ordinary course consistent with past practice in all material respects and to refrain from taking specified actions, subject to certain exceptions. Pursuant to the Contribution Agreement, the Contributors have agreed to indemnify USAC and its affiliates (other than ETE and its affiliates), members, directors, managers, officers, employees and agents against certain losses resulting from any breach of a representation, warranty, agreement or covenant of the Contributors and for certain other matters. USAC has agreed to indemnify the Contributors and their respective affiliates, equity holders, members, directors, managers, officers, employees and agents against certain losses resulting from any breach of a representation, warranty, agreement or covenant of USAC.

The Contribution is expected to close in the first half of 2018, subject to customary closing conditions, including (i) the concurrent closing of the GP Purchase (as defined below) and (ii) the transactions contemplated pursuant to that certain Equity Restructuring Agreement, dated as of January 15, 2018 (the “Equity Restructuring Agreement”), by and among ETE, USAC and USAC Compression GP, LLC, the general partner of USAC (“USAC GP”), including the cancellation of the incentive distribution rights in USAC and the conversion of the economic general partner interest in USAC into a non-economic general partner interest, shall be able to be consummated immediately following the Closing (as defined below), and as otherwise described in the Contribution Agreement (the “Closing”). The Contribution Agreement also contains a closing condition in connection with the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Pursuant to the terms of the Contribution Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with ETE, USAC and USA Compression Holdings, LLC (“USAC Holdings”) at the Closing, pursuant to which, among other things, the Partnership will have certain rights to require USAC to file and maintain the effectiveness of a registration statement with respect to the re-sale of the USAC Common Units owned by the Partnership following the Closing (including USAC Common Units issuable upon the conversion of the Class B Units), and under certain circumstances, to require USAC to initiate underwritten offerings for such USAC Common Units. In addition, subject to certain exceptions, the Partnership will agree not to sell, transfer or dispose of its USAC Common Units during a holding period that expires upon the earlier of 18 months following the Closing or the date on which USAC Holdings no longer beneficially owns at least 1,000,000 USAC Common Units (the “Holding Period”). Following the expiration of the Holding Period, subject to certain exceptions, the Partnership has agreed not to sell, transfer or dispose of more than 10,000,000 USAC Common Units in any six-month period.

At the Closing, the Partnership and the CDM Entities will also enter into a Transition Services Agreement with USAC, pursuant to which the Partnership and its affiliates will provide certain transition services to USAC and its affiliates for a period of 90 days following the Closing.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Contribution Agreement contains representations and warranties by each of the parties to the Contribution Agreement, which were made only for purposes of the Contribution Agreement and as of specified dates. The representations, warranties and covenants in the Contribution Agreement were made solely for the benefit of the parties to the Contribution Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership, USAC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Partnership’s or USAC’s public disclosures.

Purchase Agreement

In connection with the execution of the Contribution Agreement, the Partnership entered into a Purchase Agreement (the “GP Purchase Agreement”), solely for certain purposes set forth therein, with ETE, Energy Transfer Partners, L.L.C. (together with ETE, the “GP Purchasers”), USAC Holdings and, solely for certain purposes therein, R/C IV USACP Holdings, L.P., pursuant to which, among other things, the GP Purchasers will acquire from USAC Holdings (i) all of the outstanding limited liability company interests in USAC GP and (ii) 12,466,912 USAC Common Units (the “GP Purchase”) for cash consideration equal to $250 million.

The foregoing description of the GP Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 16, 2018, the Partnership, ETE and USAC issued a joint press release announcing the entry into the Contribution Agreement, the GP Purchase Agreement and the Equity Restructuring Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release attached hereto as Exhibit 99.1 relating to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

2.1*	Contribution Agreement, dated as of January 15, 2018, by and among USA Compression Partners, LP, Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., ETC Compression, LLC and, solely for certain purposes therein, Energy Transfer Equity, L.P.

2.2*	Purchase Agreement, dated as of January 15, 2018, by and among USA Compression Holdings, LLC, Energy Transfer Equity, L.P., Energy Transfer Partners, L.L.C. and, solely for certain purposes therein, R/C IV USACP Holdings, L.P. and Energy Transfer Partners, L.P.

99.1	Press Release, dated as of January 16, 2018.

*	Schedules and exhibits to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2). The Partnership agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners GP, L.P.
its general partner

	By:	Energy Transfer Partners, L.L.C.
its general partner

Date: January 16, 2018	By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

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